EXHIBIT 21.1
                           ARTICLES OF INCORPORATION

                                       OF

                                 DECO TEK, INC.
                              A Nevada Corporation


I, the undersigned, by the undersigned being the original incorporator herein may and for the purpose of forming a Corporation under the general Corporation laws of the State of Nevada revised statutes sections 78.0 through 78.090 inclusive as amended do make and fall these Articles of Incorporation and hereby certified that

Article I

The name of the Corporation is Deco Tek, Inc.

Article II

Resident Agent

The name and address of the resident agent of the Corporation is:

Corporate Support Services of Nevada, Inc.
4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89012

The address of the registered office of the Corporation is:

4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89012

The Corporation may also maintain offices for the transaction of any business at such places within or without the State of Nevada as it may from time to time determine. Corporate Business of every kind in nature may be conducted and meetings of the directors and stockholders may be held outside the State of Nevada with the same effect as if within the State of Nevada.


Article III

The Corporation is organized for the purpose of engaging in any lawful activity within or without the State of Nevada.

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Article IV

Stocks

The total number of shares of authorized capital stock of the Corporation shall consist of a single class of one hundred million shares (100,000,000) with a par value of $0.001 per share, all of which stock shall be entitled to voting power. The Board of Directors may issue this stock from time to time without action by the stockholders. Such shares of stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

Holders of the common stock of the Corporation shall not have any preference, preemptive right, or other right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into the shares of the Corporation, nor any right of subscription thereto, other than to the extent, if any, the Board of Directors may, from time to time, determine.

The common stock of the Corporation after the amount of the subscription price has been paid in many property or services as the Board of Directors shall determine shell not be subject to assessment to pay the debts of the Corporation nor for any other purpose and nose stock issued as fully paid shell ever be accessible or incest and Articles of Incorporation shall not be amended in this particular.


Article V

Directors

The members of the Governing Board of the Corporation shall be styled as Directors. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board of Directors is:

Alan Russell
4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89012

The original member of the Board of Directors shall serve director of the Corporation until the first annual meeting of the stockholders want to his successor shall have been appointed or elected and qualified. The number of members of the Board of Directors may be increased or decreased they do the untapped did resolution of the Board of Directors of the Corporation and shall not require an amendment to the Articles of Incorporation.


Article VI

Incorporator

The name and address of the original incorporator of the Corporation is:

Alan Russell
4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89012

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Article VII

Perpetual Existence

The Corporation shall have a perpetual existence.


Article VIII

Directors' and Officers' liability

A director or officer of the Corporation shall not be personally liable for the debts of the Corporation nor to this Corporation or its stockholders prod day averages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for:

1. Acts or omissions which involve intentional misconduct bad or knowing violation of law; or

2. The payment of distributions in violation of NRS 78.300.

Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.


Article IX

Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was, or a person of whom he is the legal representative is, or was a director or officer of the Corporation, or is or was serving, at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss including, but not limited to, attorneys' fees, judgments, fines and amounts paid were to be paid in settlement, reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the full disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article. The


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indemnification  provided in this Article shall  continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs executors and administrators of such person. Without limiting the application of this Article, the stockholders or Board of Directors may, from time to time, adopt by-laws with respect to indemnification, to provide, at such times, the fullest indemnification permitted by the laws of the State of Nevada.


Article X

Amendments

Unless expressly prohibited from enacting an amendment to a specific Article contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its by-laws, in the manner now or hereinafter prescribed by the laws of the State of Nevada whereby these Articles of Incorporation or said bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.


Article XI

Powers of the Directors

In furtherance and not in limitation of the powers conferred by the statutes of the State of Nevada, the Board of Directors is expressly authorized:

1. Subject of the bylaws adopted by the stockholders to make alter or repeal the ban as of the Corporation;

2. To authorize and cause to be executed mortgages and leans, with or without limit as to amount upon the real and personal property of the Corporation;

3. To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

4. To set apart out of funds of the Corporation available for distributions, a reserve for any proper purpose, and to abolish any such reserve;

5. By resolution, to designate one or more committees, each committee to consist of at least one director of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have the name or names as maybe stated in the by-laws of the Corporation as may be determined from time to time by resolution adopted by the board of directors; and

6. To authorize the Corporation by its officers or agents to exercise all such powers and to do all such acts and things as maybe exercised or done by the Corporation, except in to the extent that any such statute or legally binding


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ruling issued by a court of competent  jurisdiction or governmental  agency with the authority to issue such ruling shall require action by the stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

IN WITNESS WHEREOF, I have hereunto set my hand this May 3, 2000 and hereby declare and certify that the facts stated herein above are true and correct.

/s/Alan Russell





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                            CERTIFICATE OF AMENDMENT

                                       OF

                          THE ARTICLES OF INCORPORATION

                                       OF

                                 DECO TEK, INC.

                              A Nevada Corporation

I, the undersigned Secretary of Deco Tek, Inc., a Nevada Corporation do hereby certify:

That the Shareholders of said corporation, at a special meeting convened and held in Las Vegas, Nevada on March 12, 2002, approved a resolution whereby the Board of Directors would amend Article I of the Articles of Incorporation. A majority of the shareholders with voting rights were represented at the meeting of Stockholders either in person or by proxy. That the Board of Directors by unanimous consent resolved to amend Article I of the Articles of Incorporation:

ARTICLE FIRST shall be amended to read as follows:

                      THE NAME OF THE CORPORATION SHALL BE:

                                 USMetals, Inc.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,000,000; and said change has been consented to and approved by a majority vote of the Stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



/s/Alan Russell, Corporate Secretary


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                          IN A MEETING OF STOCKHOLDERS
                                 ON MAY 5, 2000

                               APPROVED BYLAWS OF

                                 DECO TEK, INC.

                             (A NEVADA CORPORATION)


                                    ARTICLE I
                           MEETING OF THE STOCKHOLDERS

SECTION 1.

The annual meeting of the stockholders of the company shall be held at its principal headquarters on the last day of March in each year, if not a legal holiday, then on the next succeeding day not a legal holiday, or at a location and time as designated by the Board of Directors evidenced by their notice of meeting, for the purpose of electing directors of the company to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

At least five days written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her, or its, address last known, as the same appears on the books of the company.

Nevertheless, a failure to give such notice, or any irregularity in such notice, shall not affect the validity of annual meetings or any of the proceedings had at such meeting, and in such event these Bylaws shall be, and shall be deemed to be, sufficient notice of-such meeting without requirement of further notice.

SECTION 2.

Special meetings of the stockholders may be held at the office of the company in the State of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote, or by an instrument in writing signed by the holders of 51% of the issued and outstanding capital stock of the company. At least ten days written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and the objects for calling the same, shall be mailed in the United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the company. If stockholders representing 51% of the issued and outstanding common voting stock of the company shall waive notice of special meeting, no notice of such meeting shall be required, and whenever the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice and at such meeting any corporate action may be taken.


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The written  certificate of the officer or officers  calling any special meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

If the address of any stockholder does not appear upon the books of the company it will be sufficient to address any notice to such stockholder at Las Vegas, Nevada.

SECTION 3.

All business lawful to be transacted by the stockholders of the company may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which a simple majority of all the outstanding capital stock of the company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

SECTION 4.

At all stockholders' meetings the holders of Fifty-one percent (51%) in the amount of the entire issued and outstanding capital stock of the company, shall constitute a quorum for all the purposes of such meetings.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these Bylaws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

SECTION 5.

At each meeting of the stockholders every stockholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his or her or its name on the books of the corporation, ten days preceding the day of such meeting. The votes for directors, and upon demand by any stockholder, the votes upon any question before meeting, shall be by viva voce.

At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the company, shall be furnished, which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held , and for


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ten days prior  thereto.  Only the  persons in whose  names  shares of stock are registered on the books of the company for ten days preceding the date of such meeting, as evidenced by the list of stockholders so furnished, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the company before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

At each meeting of the stockholders any stockholder that is not represented in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney, shall be deemed to have granted proxy to the Board of Directors to vote his or her or its shares regarding the matters before such meeting.

SECTION 6.

At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots issued, received, and be taken charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

SECTION 7.

At the stockholders' meetings, the regular order of business shall be as follows:

1.  Reading and approval of the Minutes of previous meeting or meetings;
2. Reports of the Board of Directors, the President, Treasurer and Secretary of the company in the order named;
3.  Reports of Committee;
4.  Election of Directors;
5.  Unfinished business;
6.  New business;
7.  Adjournment.


                                   ARTICLE II
                          DIRECTORS AND THEIR MEETINGS

SECTION 1.

The Board of Directors of the company shall consist of 1 to 15 persons who shall be chosen by the stockholders annually, at the annual meeting of the company, and who shall hold office for one year, and until their successors are elected and qualify.


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SECTION 2.

When any vacancy occurs among the Directors by death, resignation, disqualification, or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

SECTION 3.

Meeting of the Directors may be held at the principal office of the company in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4.

Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting. Regular meetings of the Board of Directors shall be held in its principal headquarters the last day of March in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or at a location and time as designated by the Board of Directors. Notice of such regular meetings shall be mailed to each Director by the Secretary at least five days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these Bylaws for holding such regular meetings. Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least five days notice by mail to Directors. Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice. Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

SECTION 5.

A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less that a quorum present, a majority of those present may adjourn form time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these Bylaws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

SECTION 6.

A Director need not be a stockholder or employee of the corporation.


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SECTION 7.

The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders of the condition of the company, and shall, upon request, furnish each of the stockholders with a true copy thereof. The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

SECTION 8.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee. This Committee shall consist of two or more members besides the Chairman of the company, who by virtue of his office, shall be a member and the chairman thereof. The Committee shall in the interim between the meetings of the Board, exercise all powers of that body in accordance with the general policy of the corporation and under the direction of the Board of Directors. It shall also attend to and supervise all the financial operations of the company, and shall examine and audit all the accounts of the company at the close of each fiscal year, and at such other times as it may deem necessary. The Secretary of the company shall be the Secretary of the Committee and shall attend its meetings, and its meetings shall be held on the call of the President. All members of the Committee must be given at least two days notice of meetings either by mail or telegraph or by personal communication, either over the telephone or otherwise. A majority of the members of the Committee shall constitute a quorum. The Committee shall keep due records of all meetings and actions of the Committee, and such records shall at all times be open to the inspection of the Director.

SECTION 9.

The Board of Directors is invested with the complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the company, its entire company authority.

SECTION 10.

The regular order of business at meetings of the Board of Directors shall be as follows:

1. Reading and approval of the minutes of any previous meeting or meetings; 2. Reports of officers and committeemen; 3. Election of officers; 4. Unfinished business; 5. New business; 6. Adjournment.


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                                   ARTICLE III
                            OFFICERS AND THEIR DUTIES

SECTION 1.

The Board of Directors, at its first meeting after the annual meeting of stockholders, shall elect a President, a Vice President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify. The President and Vice President shall be members of the Board of Directors. The Treasurer and Secretary need not be Directors; the offices of the Secretary and Treasurer may be held by one person. Any vacancy in any said offices may be filled by the Board of Directors.

The Board of Directors may form time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the company as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents and factors of the company shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

SECTION 2.

The Chairman shall be the executive officer of the company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the company's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the company. He shall be a member of the Executive Committee, and the Chairman thereof; he shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall sign the Certificate of Stock issued by the company, and shall perform such other duties as shall be prescribed by the Board of Directors. At any time the Chairman may delegate any of his powers or duties to any member of the Board of Directors by notifying the Board of Directors in writing of the powers and duties he is thereby delegating, the individual to whom they are delegated and the duration of such delegation.

SECTION 3.

The Chairman shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the company, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

SECTION 4.

The Treasurer shall have the custody of all the funds and securities of the company. When necessary or proper he shall endorse on behalf of the company for collection checks, notes, and other obligations; he shall deposit all moneys to the credit of the company in such bank or banks or other depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the company, except as herein otherwise provided; he shall jointly with such other officer as shall be designated by these Bylaws, sign all checks made


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by the company, and shall pay out and dispose of the same under the direction of the Board of Directors. He shall sign with the Chairman or President all bills or exchange and promissory notes of the company; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidences of debts, securities, and such other property belonging to the company as the Board of Directors shall designate; he shall sign all papers required by-law or by those Bylaws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the company to be kept by him for the purpose, full and accurate accounts of all moneys received and paid by him on account of the company. He shall at all reasonable times exhibit the books of account to any Directors of the company during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, the expense of such bond to be borne by the company.

SECTION 5.

The Board of Directors may appoint an Assistant treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the company or by the Board of Directors, and the Board of Directors may require the Assistant Treasurer to give bond to the company in such sum and with such security as it shall approve, and conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the company.

SECTION 6.

The Secretary shall keep the Minutes of the Board of Directors and the Minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. He shall attend the giving and serving of all notices of the company; he may sign with the President or Chairman, in the name of the company, all contracts authorized by the Board of Directors or Executive Committee; he shall affix the corporate seal of the company thereto when so authorized by the Board of Directors or Executive Committee; he shall have the custody of the corporate books and records of the company; he shall affix the corporate seal to all certificates of stock duly issued by the company; he shall have charge of the stock Certificate Books, Transfer Books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the company during business hours, and shall, in general, perform all the duties incident to the office of Secretary.

SECTION 7.

The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the company or by the Board of Directors.

SECTION 8.

Unless otherwise ordered by the Board of Directors, the Chairman and the President shall have full power and authority in behalf of the company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the company may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the company for the purposes in this section mentioned.


                                   ARTICLE IV
                                  CAPITAL STOCK

SECTION 1.

The capital stock of the company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 2.

Ownership of stock in the company shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the company and signed by the President or the Chairman and also by the Secretary or by an Assistant Secretary.

All certificates shall be consecutively numbered; the name of the person owing the shares represented thereby with the number of such shares and the date of issue shall be entered on the company's books. No certificates shall be valid unless it is signed by the President or Chairman and by the Secretary or Assistant Secretary. All certificates surrendered to the company shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

SECTION 3.

No transfer of stock shall be valid as against the company except on surrender and cancellation of the certificate thereof, accompanied by and assignment or transfer by the owner therefor, made either in person or under assignment, a new certificate shall be issued therefor. Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the company.

SECTION 4.

The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company. The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

SECTION 5.

The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

SECTION 6.

Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the company an affidavit. Whereupon, at the end of six months after the deposits of said affidavit and upon such person or persons giving Bond of Indemnity to the company with surety to be approved by the Board of Directors by simple majority vote in double the current value of the stock against any damage, loss or inconvenience to the company, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such persons or person a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding. The Board of Directors may choose to waive any of the above Article IV Section 6 requirements from time to time as it sees fit.


                                    ARTICLE V
                                OFFICES AND BOOKS

SECTION 1.

The principal office of the corporation in Nevada shall be at Agent of Records address, Nevada, and the company may have a principal office in any other state or territory as the Board of Directors may designate.

SECTION 2.

The Stock and Transfer Books of the company shall be kept at its transfer agent's office, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the company shall be kept at such places as may be prescribed by the Board of Directors.

A copy of the Bylaws, duplicate Stock Ledger, and Articles of Incorporation of the company shall be kept at its principal headquarters in the State of Nevada, and shall be subject to the inspection of any of the stockholders at its annual shareholders meeting if requested.

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 1.

The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the company in excess of the amounts so reserved, and pay the same to the stockholders of the company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the company.

SECTION 2.

No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of moneys or the credit of the company for more than Ten Thousand Dollars, shall be made without the authority of the Board of Directors, or the Executive Committee acting as such.

SECTION 3.

Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the company, and shall have the corporate seal thereto attached.

SECTION 4.

All moneys of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the company.

SECTION 5.

No note, draft, acceptance, endorsement or other evidence of indebtedness against the company shall be entered into unless the same shall be signed by the Chairman or the President, and attested by the Secretary or an Assistant
Secretary, or signed by the Treasurer or an Assistant Treasurer, and counter-signed by the president, Vice-President, or Secretary except that the Treasurer or an Assistant Treasurer may, without countersignature, sign payroll checks and make endorsements for deposit to the credit of the company in all its duly authorized depositories.

SECTION 6.

No loan or advance of money shall be made by the company to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

SECTION 7.

No director or executive officer of the company shall be entitled to any salary or compensation for any services performed for the company, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all the Directors voting in favor thereof.

SECTION 8.

The Directors shall have power to authorize and cause to be executed, mortgages and liens without limit as to amount upon property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall not have authority to dispose in any manner of the whole property of this corporation except under the conditions expressly set forth in
Article II, Section 10 of these Bylaws.

SECTION 10.

The company shall have a corporate seal, the design thereof being as follows:


SEAL AFFIXED


                                   ARTICLE VII
                               AMENDMENT OF BYLAWS

SECTION 1.

Amendments and changes of these Bylaws may be proposed at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, and shall become effective by a vote of, or a consent in writing signed by, the holders of not less than 51% of the issued and outstanding capital stock.

KNOW ALL MEN BY THESE PRESENT: That we, the undersigned, being the Officers and Directors representing the shareholders of DECO TEK, INC., a Nevada corporation, do hereby consent the foregoing Bylaws and adopt the same as and for the Bylaws of said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 5th day of May, 2000



---------------------------------------
/s/James Thompson, President



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